
                                                   Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------
                                    FORM S-8
                             Registration Statement
                                     Under
                           The Securities Act of 1933
                          ---------------------------

                             ARCO Chemical Company
             (Exact name of Registrant as specified in its charter)

                 Delaware                                      51-0104393
-----------------------------------------------------    ----------------------
(State or other jurisdiction of incorporation               (I.R.S. Employer
              or organization)                             Identification No.)

3801 West Chester Pike, Newtown Square, Pennsylvania           19073-2387
-----------------------------------------------------    -----------------------
     (Address of Principal Executive Offices)                  (Zip Code)


                             ARCO CHEMICAL COMPANY
                         1990 LONG-TERM INCENTIVE PLAN
                            (Full title of the plan)
              --------------------------------------------------

Robert J. Millstone, Esq.               Copy to:  Kathy Habecker Gaddes, Esq.
Vice President, General Counsel and               ARCO Chemical Company
 Secretary                                        3801 West Chester Pike
ARCO Chemical Company                             Newtown Square, PA  19073-2387
3801 West Chester Pike                            (610) 359-3208
Newtown Square, PA 19073-2387
(610) 359-3255
(Name, address and telephone number of agent for service)
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                        CALCULATION OF REGISTRATION FEE
====================================================================================================

     Title of            Amount to be       Proposed Maximum    Proposed Maximum       Amount of
  Securities to be       Registered*       Offering Price Per  Aggregate Offering    Registration
    Registered                                   Share**            Price**              Fee
   Common Stock, par     200,000 shares        $ 48.3125           $9,662,500         $2,928.03
 value $1.00 per share

----------------------------------------------------------------------------------------------------

* This Registration Statement also relates to such indeterminate number of additional shares as may be offered as a result of stock splits, stock dividends or similar transactions.

** The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. Such prices are based on a price of $48.3125, which is the average of the high and low sale prices per share of the Registrant's Common Stock on December 26, 1996, as reported on the New York Stock Exchange Composite Tape.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


          Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, this Registration Statement is filed to register 200,000 additional shares of common stock, par value $1.00 per share ("Common Stock"), of ARCO Chemical Company (the "Company"), authorized for issuance under the terms of the ARCO Chemical Company 1990 Long-Term Incentive Plan. The content of the Registration Statement on Form S-8, Registration No. 33-38062, filed with the Securities and Exchange Commission on December 3, 1990, is hereby incorporated by reference.


Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          The legality of the Common Stock offered pursuant to this Registration Statement will be passed upon for the Company by Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company. As of December 30, 1996, Mr. Millstone owned an aggregate of 1,165.719 shares of Common Stock, held under a Company benefit plan, and options to purchase another 35,100 shares of Common Stock. Mr. Millstone disclaims beneficial ownership of an additional
308.289 shares of Common Stock held in a custodial account for his minor son and a trust for his adult son.


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

Item 8.   Exhibits
          --------

 Number                   Description                       Method of Filing
--------     ------------------------------------------    ------------------

   5         Opinion of Robert J. Millstone, Esq., Vice    Filed herewith
             President, General Counsel and Secretary
             of the Company as to the legality of the
             securities being registered

  23.1       Consent of Robert J. Millstone, Esq.,Vice     Included in Exhibit 5
             President, General Counsel and Secretary
             of the Company

  23.2       Consent of Coopers & Lybrand L.L.P.           Filed herewith

  24         Power of Attorney authorizing John A. Shaw    Filed herewith
             to sign the Registration Statement and all
             amendments thereto on behalf of certain
             directors and officers of the Company

                                   SIGNATURES
                                   ----------

          The Registrant. Pursuant to the requirements of the Securities Act of
          --------------
1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Newtown Square, Commonwealth of Pennsylvania, on this 31st day of December, 1996.

                                       ARCO Chemical Company



                                       By:             ALAN R. HIRSIG
                                          -------------------------------------
                                                      Alan R. Hirsig
                                          President and Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons, in the capacities and on the date indicated.


         Signature                         Capacity                         Date
         ---------                         --------                         ----


      MIKE R. BOWLIN*                 Chairman of the Board            December 31, 1996
---------------------------               and Director
      Mike R. Bowlin



      ALAN R. HIRSIG                       President,                  December 31, 1996
---------------------------    Chief Executive Officer and Director
      Alan R. Hirsig



     MARVIN O. SCHLANGER*            Executive Vice President,         December 31, 1996
---------------------------    Chief Operating Officer and Director
     Marvin O. Schlanger



      WALTER J. TUSINSKI*               Senior Vice President,         December 31, 1996
---------------------------     Chief Financial Officer and Director
      Walter J. Tusinski


         Signature                         Capacity                         Date
         ---------                         --------                         ----


       RONALD J. ARNAULT*                    Director                  December 31, 1996
-------------------------------
       Ronald J. Arnault



       WALTER F. BERAN*                      Director                  December 31, 1996
-------------------------------
       Walter F. Beran



      ANTHONY G. FERNANDES*                  Director                  December 31, 1996
-------------------------------
      Anthony G. Fernandes



       MARIE L. KNOWLES*                     Director                  December 31, 1996
-------------------------------
       Marie L. Knowles



      JAMES A. MIDDLETON*                    Director                  December 31, 1996
-------------------------------
      James A. Middleton



         FRANK SAVAGE*                       Director                  December 31, 1996
-------------------------------
         Frank Savage



      ROBERT H. STEWART, III*                Director                  December 31, 1996
--------------------------------
      Robert H. Stewart, III



         JOHN A. SHAW               Vice President and Controller      December 31, 1996
--------------------------------    (principal accounting officer)
         John A. Shaw


* By:    JOHN A. SHAW                                                  December 31, 1996
     ---------------------------
         John A. Shaw
      (Attorney in fact)

                                 EXHIBIT INDEX
                                 -------------

Number                      Description                      Method of Filing
------      -------------------------------------------   ---------------------

  5         Opinion of Robert J. Millstone, Esq., Vice    Filed herewith
            President, General Counsel and Secretary of
            the Company as to the legality of the
            securities being registered

 23.1       Consent of Robert J. Millstone, Esq., Vice    Included in Exhibit 5
            President, General Counsel and Secretary of
            the Company

 23.2       Consent of Coopers & Lybrand L.L.P.           Filed herewith

 24         Power of Attorney authorizing John A. Shaw    Filed herewith
            to sign the Registration Statement and all
            amendments thereto on behalf of certain
            directors and officers of the Company